Exhibit 1.1

[        ] Shares

TECTONIC FINANCIAL, INC.

[_]% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock

FORM OF UNDERWRITING AGREEMENT

[     ], 2019

SANDLER O’NEILL & PARTNERS, L.P.
as Representative of the several Underwriters
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Ladies and Gentlemen:

Tectonic Financial, Inc., a Texas corporation (the “Company”), and T Bank, N.A., a national banking association (the “Bank”), confirm their respective agreements with Sandler O’Neill & Partners, L.P. (“Sandler”)  and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler is acting as representative (in such capacity, the “Representative”), with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of [_] shares of [_]% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $[10.00] per share of the Company (“Series B Preferred Stock”), in the respective amounts set forth in Schedule A and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [_] additional shares of Series B Preferred Stock.  The aforesaid [_] shares of Series B Preferred Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [_] shares of Series B Preferred Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.  The rights, powers and preferences of the Securities are set forth in the certificate of designations relating to the Securities to be filed with the Secretary of State of the State of Texas on or prior to the Closing Time (as defined herein) (the “Certificate of Designations”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Underwriting Agreement (this “Underwriting Agreement”) has been executed and delivered.

The Company and the Underwriters agree that up to [_] shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain eligible directors, officers, employees and other related persons (such distribution being referred to herein as the “Directed Share Program,” and such persons offered Securities in the Directed Share Program, the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Underwriting Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by the Invitees by the end of the first business day after the date of this Underwriting Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-230949), including the related preliminary prospectus or prospectus covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Underwriting Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used in connection with the offer of the Securities before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used in connection with the offer of the Securities after such effectiveness and prior to the execution and delivery of this Underwriting Agreement, is herein called a “preliminary prospectus.”  Such registration statement, including the amendments thereto, and the exhibits and any schedules thereto, if any, at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act is herein called the “Prospectus.” For purposes of this Underwriting Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Underwriting Agreement:

“Applicable Time” means [_] [a.m./p.m.] (Eastern time) on [_], 2019 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means the preliminary prospectus relating to the Securities dated [_], 2019, any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, all considered together.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

SECTION 1.	Representations and Warranties and Agreements.

(a)          Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)          Compliance with Registration Requirements.  (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and (B) at the Applicable Time, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).  Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendments thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and any post-effective amendments thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending before or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of filing with the Commission and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the General Disclosure Package as of the Applicable Time, nor the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) at the time the Prospectus as of its date or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting (Conflicts of Interest)” and the information contained under the caption “Underwriting (Conflicts of Interest)—Stabilization” (such information being referred to herein as the “Underwriter Information”).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the General Disclosure Package nor (y) any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the General Disclosure Package or any Issuer-Represented Limited Use Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(ii)          Issuer-Represented Free Writing Prospectuses.  Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(iii)          Emerging Growth Company.  From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(iv)          Testing-the-Waters Communications.  The Company (A) has not alone engaged in any Testing-the-Waters Communications (as defined below), and (B) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (defined below). “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(v)          Independent Accountants.  Whitley Penn LLP (“Whitley Penn”), the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. Whitley Penn is a registered public accounting firm, as defined by the Public Company Accounting Oversight Board, whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Company, Whitley Penn is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(vi)          Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data, the summary financial information and the capitalization information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the Company.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus.  To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the rules and regulations of the 1934 Act (the “1934 Act Regulations”) and Item 10(e) of Regulation S-K under the 1933 Act, as applicable. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(vii)          No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties, assets or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)          Good Standing of the Company.  The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the Company has duly elected to be a financial holding company under the BHC Act. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)          Good Standing of Subsidiaries.  Each of the Company’s subsidiaries (for purposes of this Underwriting Agreement, as defined in Rule 405 under the Securities Act) has been duly organized and is validly existing as a corporation, limited liability company, or national banking association, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company with financial holding company designation under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations. The only subsidiaries of the Company and Tectonic Holdings, LLC (“Tectonic Holdings”) are listed on Schedule C hereto.

(x)          Capitalization.  The authorized, issued and outstanding capital stock of the Company (A) is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and (B) will be, after giving effect to the Merger (as defined below) and the conversion of the subordinated debt issued by Tectonic Advisors, LLC into shares of the Company’s preferred stock as described in the Registration Statement, the General Disclosure Package and the Prospectus, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Pro Forma” under the caption “Capitalization” (except, in each case, for subsequent issuances, if any, pursuant to this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, limited liability company units or other applicable ownership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and, except with respect to the Bank pursuant to 12 U.S.C. Section 55, non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(xi)          Authorization of Agreement.  This Underwriting Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(xii)          Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company (A) have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement; (B) when issued and delivered by the Company pursuant to this Underwriting Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; (C) the Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; (D) no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; (E) the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company; and (F) will have the rights, powers, preferences and designations set forth in the Certificate of Designations.

(xiii)          Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of formation, articles of association, bylaws or operating agreement or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement by the Company and the Bank and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Bank with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of formation, articles of association, bylaws or operating agreement of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Company or any of its subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of indebtedness or obligation by the Company or any subsidiary prior to its scheduled maturity.

(xiv)          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal vendors, suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xv)          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvi)          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii)          Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii)          Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Underwriting Agreement, except for (A) the filing of the Certificate of Designations with the Secretary of State of the State of Texas prior to the Closing Time, and (B) such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or the rules and regulations of FINRA.

(xix)          Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xx)          Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession or use made or proposed to be made of the leased or subleased premises under any such lease or sublease.

(xxi)          Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii)          Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D)  there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)          Taxes.  The Company and each of its subsidiaries has (A) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (C) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxiv)          Insurance.  The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv)          Statistical and Market Data.  The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate and such data agree with the sources from which they are derived. To the extent required, the Company has obtained written consent to the use of such data from the relevant third party sources.

(xxvi)          Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xxvii)          Internal Control Over Financial Reporting.  The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations) that complies in all material respects with the requirements of the 1934 Act and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii)          Disclosure Controls and Procedures. The Company and its subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.

(xxix)          Compliance with the Sarbanes-Oxley Act.  As of the effectiveness of the Registration Statement, the Company is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it.

(xxx)          Pending Procedures and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxi)          Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxii)          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxiii)          No Preemptive Rights.  There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except for such rights as have been duly waived and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiv)          No Stabilization or Manipulation.  Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxv)          No Unauthorized Use of Prospectus.  The Company has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

(xxxvi)          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvii)          Fees.  Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Underwriting Agreement.

(xxxviii)          ERISA.  The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xxxix)          Directed Share Program.  The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (B) a trade journalist or publication to write or publish favorable information about the Company or its products and services.

(xl)          No Regulatory Proceedings.  Neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a condition of approval, commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation (“FDIC”)) or the supervision or regulation of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding or similar agreement, or a condition of approval, commitment letter, supervisory letter or similar submission.

(xli)          Compliance with Applicable Laws.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, condition, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”), the FDIC, the Commission, FINRA, the Consumer Financial Protection Bureau (collectively, the “Regulatory Agencies”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, bulletins or guidelines, issued, administered or enforced by any Governmental Entity).  Neither the Company nor its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.

(xlii)          Deposit Insurance.  The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xliii)          OFAC.  None of the Company, any of its subsidiaries or any officer or director of either the Company or any subsidiary, nor, to the knowledge of the Company, after due inquiry, any agent, employee, affiliate or person acting on behalf of the Company or any of the subsidiaries is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (1) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (2) the government of any Sanctioned Country, (3) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (4) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

(xliv)          Investment Securities.  Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries.  Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlv)          Derivative Securities.  All material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time.  The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlvi)          Dividend Restrictions.  Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of a Regulatory Agency (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any subsidiary of the Company, as the case may be, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the Bank any loans or advances to such subsidiary from the Company or the Bank or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlvii)          Reports, Registrations and Statements. Since January 1, 2016, the Company, the Bank and each of their subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the OCC, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the OCC and any other applicable federal or state securities or banking authorities, as the case may be.

(xlviii)          Fiduciary Accounts. Except as would not result in a Material Adverse Effect, the Company and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, administrator, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Company nor any of its subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and, except as would not result in a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(xlix)          Debt Securities. The Company has no debt securities or preferred stock to which a rating is accorded by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the 1934 Act.

(l)          FINRA. All of the information, as may have been updated or amended, provided to the Representative or to counsel for the Underwriters by the Company, and to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and FINRA Rule 5121 is true, complete and correct in all material respects.

(li)          Merger. The Company has entered into an Amended and Restated Agreement and Plan of Merger, dated March 28, 2019 (the “Merger Agreement”), by and between the Company and Tectonic Holdings, pursuant to which Tectonic Holdings will merge (the “Merger”) with and into the Company, with the Company surviving. In connection with the Merger, the Company conducted a “due diligence” review of the business, financial condition, results of operations and business prospects of Tectonic Holdings. The Registration Statement, the General Disclosure Package and the Prospectus do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein concerning Tectonic Holdings, the Merger or the Merger Agreement, in the light of the circumstances under which they were made, not misleading.

(lii)          Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (such exceptions to enforceability, the “Enforceability Exceptions”). The Merger Agreement has been duly authorized, executed and delivered by Tectonic Holdings and constitutes a valid and binding agreement of Tectonic Holdings and is enforceable against Tectonic Holdings in accordance with its terms, except as such enforceability may be limited by any of the Enforceability Exceptions. As of the date hereof, (1) the representations and warranties made in the Merger Agreement and related disclosure schedules by the Company were true and correct in all material respects as of the date of the Merger Agreement and are true and correct in all material respects on the date hereof (except (x) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (y) for changes permitted or contemplated by the Merger Agreement, or (z) changes approved in writing by Company and Tectonic Holdings; provided that the Company shall notify the Representative at least one business day before any such change and the Company shall comply with its obligations under Section 3(e) in connection with such amendment), and (2) the covenants and other agreements of the Company set forth in the Merger Agreement have not been breached, in a manner such that, with respect to either clause (1) or (2) hereof, Tectonic Holdings has the right to terminate the Merger Agreement. As of the date hereof, to the knowledge of the Company, (i) the representations and warranties made in the Merger Agreement and related disclosure schedules by Tectonic Holdings were true and correct in all material respects as of the date of the Merger Agreement and are true and correct in all material respects on the date hereof (except (x) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (y) for changes permitted or contemplated by the Merger Agreement, or (z) changes approved in writing by Company and Tectonic Holdings; provided that the Company shall notify the Representative at least one business day before any such change and the Company shall comply with its obligations under Section 3(e) in connection with such amendment), and (ii) the covenants and other agreements of Tectonic Holdings set forth in the Merger Agreement have not been breached, in a manner such that, with respect to either clause (i) or (ii) hereof, the Company has the right to terminate the Merger Agreement.

(b)          Representations and Warranties by the Bank.  The Bank represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)          The Bank has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(ii)          The Bank is not (A) in violation of its articles of association, bylaws or other organizational or governing documents, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it is bound or to which any of the property or assets of the Bank is subject (collectively, “Bank Instruments”), except, with respect to clause (B), for such breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(iii)          This Underwriting Agreement has been duly authorized, executed and delivered by the Bank.  The execution, delivery and performance of this Underwriting Agreement by the Bank, compliance by the Bank with all of the provisions of this Underwriting Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, except for those contraventions, conflicts, breaches, violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of association or bylaws of the Bank, or (B) result in any violation of any law, statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its properties.

(iv)          The Bank (A) complies in all material respects with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Bank from Individuals (as defined below), (B) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (C) takes reasonable measures as are customary in the business in which the Bank is engaged to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. To the Bank’s knowledge, no claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s privacy statements and policies published on the Bank’s websites or products or otherwise made available by the Bank regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any Bank website or products (“Individuals”).

(v)          As of March 31, 2019, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the OCC’s regulatory framework for prompt corrective action.

(c)          Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Underwriters; Closing.

(a)          Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)          Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to [_] Option Securities, at the price per share set forth in Schedule A plus accrued dividends from the Closing Time, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)          Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on [_], 2019 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account(s) designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Sandler, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)          Delivery of the Securities.  The Securities shall be registered in such names as the Representative may request in writing at least one full business day before the Closing Time and each additional time of purchase by the Underwriters, if any. The Company shall deliver the Securities through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

SECTION 3.	Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the General Disclosure Package or the Prospectus or any amended Prospectus shall have been used or filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to use of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order or suspension is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          Filing of Amendments.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus or supplement to the General Disclosure Package, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)          Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, as many signed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and as many signed copies as the Underwriters may reasonably request of all consents and certificates of experts, and will also deliver to the Representative, without charge, as many conformed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as each Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order that such preliminary prospectus or Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any preliminary prospectus or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or contained or would contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company will promptly notify the Representative if the Commission requests information concerning any Testing-the-Waters Communication distributed by or on behalf of the Company.

(f)          Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.  The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

(g)          Rule 158.  The Company will timely file such reports pursuant to the 1934 Act and 1934 Act Regulations as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)          Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds”.

(i)          Listing.  The Company will use its best efforts to effect and maintain the listing of the Securities on the NASDAQ Global Market (“NASDAQ”) and will file with NASDAQ all documents and notices required by NASDAQ.

(j)          Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which the Company has or hereafter acquires the power of disposition or files or caused to be filed any registration statement under the 1933 Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(k)          Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will comply in all material respects with the requirements of, the 1934 Act and the 1934 Act Regulations.

(l)          Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Directed Share Program.

(m)          Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.  The Company will prepare a final term sheet (the “Final Term Sheet”) substantially in the form attached as Schedule D hereto, containing the final terms of the Securities and their offering, which Final Term Sheet shall be approved by the Underwriters before it is first used, and the Company acknowledges that the Final Term Sheet is an Issuer Permitted Free Writing Prospectus and will comply with its related obligations set forth in this Section. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(n)          Registration Rights, Preemptive Rights and Other Rights. The Company agrees that it shall not release any party from a waiver of registration rights, or from a waiver of any preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, during the 30-day restricted period referred to in Section 3(j) hereof.

(o)          Emerging Growth Company.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the 1933 Act and (ii) completion of the 30-day restricted period referred to in Section 3(j) hereof.

(p)          Filing of Designation of Rights and Privileges. The Company shall file, prior to the Closing Time, the Certificate of Designations with the Secretary of State of the State of Texas.

(q)          DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

SECTION 4.	Payment of Expenses.

(a)          Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, including all Commission filing fees, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation and filing of the Certificate of Designations with the Secretary of State of the State of Texas, (iv) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of the DTC, (viii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer Permitted Free Writing Prospectus, and the Prospectus and any

 amendments or supplements thereto (including any costs associated with electronic delivery of these materials and the distribution of these materials by the Underwriters), (ix) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (x) the fees and expenses of any transfer agent or registrar for the Securities, (xi) the costs and expenses of the Company relating to investor presentations in connection with any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of any road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with any road show, (xii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, (xiii) the fees and expenses incurred in connection with the listing of the Securities on NASDAQ, (xiv) the reasonable out-of-pocket expenses of the Underwriters, including without limitation, legal fees and expenses, and marketing, syndication and travel and lodging expenses incurred by the Underwriters up to $450,000 (including matters related to the Reserved Securities which are designated by the Company for sale to Invitees), and (xv) all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this section.

(b)          Termination of Agreement.  If this Underwriting Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a) or Section 11 hereof, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.          Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder to purchase the Securities at the Closing Time or each Date of Delivery, as the case may be, are subject to the accuracy of the representations and warranties of the Company and the Bank contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Bank of their covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)          Opinion of Counsel for Company.  At Closing Time, the Representative shall have received the favorable written opinion and negative assurance letter, dated as of Closing Time, of Hunton Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)          Opinion of Counsel for Underwriters.  At Closing Time, the Representative shall have received the favorable written opinion, dated as of Closing Time, of Norton Rose Fulbright US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

(d)          Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus as of the execution of this Underwriting Agreement or the Applicable Time, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the

Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) and Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, threatened by the Commission.

(e)          Accountant’s Comfort Letter.  At the time of the execution of this Underwriting Agreement, the Representative shall have received from Whitley Penn a letter dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and General Disclosure Package.

(f)          Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from Whitley Penn a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time with respect to the financial statements and certain financial information contained in the Prospectus.

(g)          CFO Certificates.  At each of the time of the execution of this Underwriting Agreement, the Representative shall have received (i) a certificate of the Company executed by the Chief Financial Officer of the Company, and (ii) a certificate of Tectonic Holdings executed by the Chief Financial Officer of the Tectonic Holdings, in each case, in form and substance satisfactory to counsel for the Underwriters; and at the Closing Time, the Representative shall have received a certificate of the Company executed by the Chief Financial Officer of the Company in form and substance satisfactory to counsel for the Underwriters.

(h)          Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on NASDAQ under the symbol “TECTP”, subject only to official notice of issuance, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to NASDAQ issues.

(i)          No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)          Delivery of Prospectus.  The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Underwriting Agreement.

(k)          No Termination Event.  On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(l)          Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Underwriting Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Underwriting Agreement and shall have become effective automatically upon such filing.

(m)          Consummation of Merger; Merger Agreement.  Prior to the Closing Time, the Merger shall have been consummated pursuant to the terms of the Merger Agreement and shall be effective under the Texas Business Organizations Code.  Prior to the Closing Time and at each Date of Delivery, the Merger Agreement shall not have been terminated by the Company and the Company shall not have received notice of termination by Tectonic Holdings. At Closing Time and at each Date of Delivery, the covenants and other agreements set forth in the Merger Agreement shall not have been breached by the Company and nothing shall have come to the Company’s attention that caused it to believe that Tectonic Holdings has breached the Merger Agreement in a manner such that the Company or Tectonic Holdings would have the right to terminate the Merger Agreement.

(n)          Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Texas and shall be in full force and effect.

(o)          Clearance, Settlement and Trading. Prior to Closing Time, the Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(p)          Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Bank contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)          Officers’ Certificate.  A certificate, dated such Date of Delivery, of Chief Executive Officer and Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)          Opinion of Counsel for Company.  The favorable written opinion and negative assurance letter of Hunton Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Counsel for Underwriters.  The favorable written opinion of Norton Rose Fulbright US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Bring-down Comfort Letter.  A letter from Whitley Penn in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v)          CFO Certificate.  A certificate of the Company executed by the Chief Financial Officer of the Company, substantially in the same form and substance as the certificate furnished to the Representative pursuant to Section 5(g) hereof.

(vi)          No Termination Event.  There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(q)          Additional Documents.  At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or other such documents, certificates and opinions as may reasonably be requested; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(r)          Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 9, 13, 14, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.	Indemnification.

(a)          Indemnification of Underwriters.  The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any road show presentation made to investors by the Company, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to Invitees or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading, when considered in conjunction with any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any road show presentation made to investors by the Company, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto);

(iii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above; provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the indemnification provided in this Section 6 shall not apply to the Bank if a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors in writing that (A) such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or (B) such indemnification would give rise to civil money penalties against the Bank or the members of its board of directors. The Company and the Bank agree to notify the Representative promptly upon receipt of such written advisement or notice.

The obligations of the Company and the Bank under this Section and Section 7 below shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the several obligations of the Underwriters under this Section and Section 7 below shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.

(b)          Indemnification of Company, Directors and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any road show presentation made to investors by the Company, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)          Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which consent shall not be unreasonably withheld, and which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are materially different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defense of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) and Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating, or settling any such action or claim) as incurred by them (i) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed by the end of the first business day following the date of this Underwriting Agreement or (ii) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7.          Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Underwriting Agreement (before deducting expenses) received by the Company and the Bank, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

The Company, the Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The obligations of the Company and the Bank in this Section 7 to contribute are joint and several. The Underwriter’s respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Notwithstanding the foregoing, the contribution obligations in this Section 7 shall not apply to the Bank if a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors in writing that (A) such Governmental Entity has determined that such contribution obligation violates Sections 23A or 23B of the Federal Reserve Act, as amended, or (B) such contribution obligation would give rise to civil money penalties against the Bank or the members of its board of directors. The Company and the Bank agree to notify the Representative promptly upon receipt of such written advisement or notice.

SECTION 8.          Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

SECTION 9.          Termination of Underwriting Agreement.

(a)          Termination; General.  The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, in the reasonable judgment of the Representative, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect or if the Underwriters decline to purchase the Securities for any reason permitted under this Underwriting Agreement, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the New York Stock Exchange or on NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York or Texas authorities.

(b)          Liabilities.  If this Underwriting Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 9, 13, 14, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.          Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(a)          if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)          if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, or with respect to any Date of Delivery which occurs after the Closing Time, this Underwriting Agreement and the obligation of the Underwriters to purchase and of the Company to sell the Initial Securities or the Option Securities to be purchased and sold on such date or on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.          Default by the Company. If the Company shall fail at Closing Time or at the Date of Delivery to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Underwriting Agreement shall terminate without any liability on the part of any nondefaulting party; provided that the provisions of Sections 1, 4, 6, 7, 8, 9, 13, 14, 16 and 17 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company or the Bank from liability, if any, in respect of such default.

SECTION 12.          Covenants of the Underwriters. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.  Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 13.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, attention of the General Counsel, with a copy to Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, attention of Michael G. Keeley; and notices to the Company shall be directed to it at Tectonic Financial, Inc., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, attention of A. Haag Sherman, Chairman, with a copy to Hunton Andrews Kurth LLP, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75202, attention of Peter G. Weinstock and Beth A. Whitaker.

SECTION 14.          Parties.  This Underwriting Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Bank and their respective successors.  Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and the Bank and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained.  This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Bank and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.          No Fiduciaries. Each of the Company and the Bank, severally and not jointly, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Bank, or their respective shareholders, creditors, employees or any other third party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Bank on other matters) and no Underwriter has any obligation to the Company or the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Bank, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16.          GOVERNING LAW AND TIME.  THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.          General Provisions.  This Underwriting Agreement constitutes the entire agreement of the parties to this Underwriting Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Underwriting Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Underwriting Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Underwriting Agreement by the parties hereto and may be used in lieu of the original signature pages to this Underwriting Agreement for all purposes.  This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Company and the Bank.  It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

TECTONIC FINANCIAL, INC.

By:
Name:
Title:

T BANK, N.A.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.
By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[10.00].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[_], being an amount equal to the initial public offering price set forth above less $[_] per share.

Name of Underwriter	Number of Initial Securities

Sandler O’Neill & Partners, L.P.
Sanders Morris Harris LLC
American Capital Partners, LLC
Total

Schedule A

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

The Free Writing Prospectus, filed on [_], 2019 with the Commission

Final Term Sheet, filed on [_], 2019 with the Commission

Schedule B

SCHEDULE C

Subsidiaries of Tectonic Financial, Inc. prior to the Merger:

●	T Bancshares, Inc.
●	T Bank, N.A.

Subsidiaries of Tectonic Holdings, LLC prior to the Merger:

●	Tectonic Advisors, LLC
●	Sanders Morris Harris LLC
●	HWG Insurance Agency LLC

Schedule C

SCHEDULE D

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-230949
[_], 2019

Tectonic Financial, Inc.

[_] Shares of
[_]% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock

Issuer:	Tectonic Financial, Inc., a Texas corporation and a bank holding company (the “Company”)

Security:	[_]% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”)

Size:	$[_] Million ([_] shares of Preferred Stock)

Option to purchase additional shares:	$[_] Million ([_] shares of Preferred Stock)

Net Proceeds (before expenses):	$[_] Million

Maturity:	Perpetual

Liquidation Preference:	$[_] per share of Preferred Stock

Dividend Payment Dates:	If declared, dividends will be payable on January 1, April 1, July 1 and October 1 of each year. The first dividend payment will be made on [_], 2019.

Dividend Rate (Non-cumulative):
At a rate per annum equal to [_] from, and including, the original issue date to, but excluding, [_], 2024; and from and including [_], 2024, a floating rate equal to the then current three-month LIBOR, provided that if the three-month LIBOR rate is less than zero, then the three-month LIBOR rate shall be deemed to be zero, plus [_] basis points; in each case, only when, as, and if declared.

Day count:	30/360 from the original issue date to, but excluding, [_], 2024, and a 360-day year and the number of days actually elapsed from and including [_], 2024.

Optional Redemption:
The Preferred Stock may be redeemed at the Company’s option, and subject to regulatory approval, at a cash redemption price equal to $[_] per share of Preferred Stock, plus any declared and unpaid dividends, without regards to any undeclared dividends to, but excluding, the date of redemption (i) in whole or in part, on any dividend payment date on or after [_], 2024 with not less than 30 days’ and not more than 60 days’ notice prior to the date of redemption specified in the notice, or (ii) in whole, but not in part, at any time within 90 days following a “Regulatory Capital Treatment Event,” as described and subject to the limitations in the prospectus. The holders of the Preferred Stock will not have the right to require redemption or repurchase of the Preferred Stock.

Listing:
The Company has filed an application to list the Preferred Stock with the Nasdaq Global Market under the symbol “TECTP.” If the application is approved, trading of the Preferred Stock is expected to begin within 30 days after the original issue date.

Trade Date:	[_], 2019

Settlement Date:	[_], 2019 (T+2)

Public Offering Price:	$[_] per share Preferred Stock

Underwriting Discount:	[$[_] per share]

Joint Book-Running Managers:	Sandler O’Neill & Partners, L.P. Sanders Morris Harris LLC American Capital Partners, LLC

CUSIP:	87217L208

ISIN:	US87217L2088

The issuer has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at wwww.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Sandler O’Neill & Partners, L.P., toll-free at (866) 805-4128 or by emailing syndicate@sandleroneill.com, Sanders Morris Harris LLC, toll-free at 713-224-3100 or by emailing syndicate@smhgroup.com, American Capital Partners, LLC, toll-free at 631-851-0918 or by emailing info@americancapitalpartners.com.

Because our affiliate Sanders Morris Harris LLC is participating in this offering, Sanders Morris Harris LLC is deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Consequently, the offering is being made in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, Sanders Morris Harris LLC will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Schedule D

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)

Exhibit A